Exhibit - 10 ii



                           Reimbursement Agreements


The Fund reimburses officers and directors not affiliated with the Investment Adviser to compensate for travel expenses associated with performance of their duties. A total of $3,168 was paid in this regard in 1998. The Valley Forge Management Corp. reimbursed the Fund for this entire amount as the expense was incurred.

The Fund does not now, and has no plans to compensate officers and directors who are affiliated with the Investment Advisor except indirectly through payment of the management fee.